EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of October 18, 2007, by and between ARKANOVA ENERGY CORPORATION, a Nevada corporation (the “Company”), and REGINALD DENNY, an individual and resident of Fort Worth, Texas (the "Executive").

WHEREAS, the Company is in the business of locating, acquiring and exploring natural resource mineral properties; and

WHEREAS, Executive has experience in the controller and senior management functions of companies in the oil & gas industry in particular; and

WHEREAS, the Company desires to retain the services of Executive; and

WHEREAS, Executive is willing to be employed by the Company;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.                       Employment. Executive is hereby employed and engaged to serve the Company as the Chief Financial Officer of the Company, and such additional titles as the Board of Directors of the Company shall specify from time to time, and Executive does hereby accept, and Executive hereby agrees to such engagement and employment.

2.                       Duties. Executive’s duties shall be such duties and responsibilities as the Company shall specify from time to time, and shall entail those duties customarily performed by the Chief Financial Officer of a company with a sales volume and number of employees commensurate with those of the Company. Executive shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company’s President and Chief Executive Officer. The Company’s Board of Directors, in their sole and absolute discretion, shall determine Executive’s duties and responsibilities and may assign or reassign Executive to such duties and responsibilities as it deems in the Company's best interest. Executive shall devote his attention, energy, and skill to the business and affairs of the Company. Company recognizes that Executive is actively engaged in other business, investments, and personal pursuits, which the Executive may continue to participate in so long as such activities do not result in an actual or perceived conflict of interest with the Executive’s duties with the Company. Executive’s duties shall include, but shall not be limited, to the following:

(a)	Hands on and management of the complete accounting function to include payables, receivables, payroll, general ledger, asset control, purchasing, inventory, depletion and depreciation, etc.

(b)	Production of financial statements in accordance with United States GAAP, and management reports, on a monthly basis and on an as needed basis.

(c)	Preparation of budgets and forecasts with expenditure analysis and variance reporting to include capital, operational and financial.

(d)	Management of cash balances for timely commitment of funds and float control.

(e)	Responsible for all tax matters as to production and timely filing.

(f)

Preparation and filing of necessary documents and reports with the Securities and Exchange Commission (the “SEC”), such as quarterly reports on Form 10- QSB, annual reports on Form 10-KSB, current reports on Form 8-K, and to the Federal Energy Regulatory Commission, and any and all necessary for the State of Arkansas and other agencies.

(g)	Ensure compliance with contracts and agreements, their recording and classification, enforceability and legality and coordinate with legal counsel regarding same.

(h)	Maintain the corporate records, minutes and bylaws for compliance with management, shareholders and the IRS and government agencies.

(i)	Maintain adequate insurance for all coverage and conduct periodic reviews for rates, coverage and any changes to operating conditions.

(j)	Implement a software package to facilitate the recording of operations, update as necessary and maintain the security of the system.

(k)	Liaison with audit firms for the annual audit and SEC filings.

(l)	Conduct and maintain a professional relationship with all parties interacting with the Company with the utmost regard for honesty and integrity.

Provided such activities do not result in an actual or perceived conflict of interest with the Company, nothing in this Agreement shall preclude Executive from devoting reasonable time required for:

(a)	serving as a director or member of a committee of any organization or corporation;

(b)

serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

(c)

managing his personal investments or engaging in any other non-competing business; provided that such activities do not interfere with the regular performance of his duties and responsibilities under this Agreement as determined by the Company

3.                       Best Efforts of Executive. During his employment hereunder, Executive shall, subject to the direction and supervision of the Company’s Board of Directors, President and Chief Executive Officer, devote his business time, best efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder.

4.                       Employment Term. This Agreement shall have a term of one (1) year, beginning on the date hereof (the "Employment Term"). Upon expiration of the initial Employment Term, this Agreement will automatically renew for another one (a) year unless terminated in writing by either party no less than sixty (60) days prior to the expiration or by either party pursuant to Section 13.

5.                       Familiarization Period. During the first 120 days of the Employment Term, this agreement shall be considered at-will, meaning during this period Executive may be terminated without notice. Employment is voluntary and employees are free to resign without notice during this time without penalty. During this period, Executive is eligible for all applicable benefits. The familiarization period will allow Executive to adjust and adapt to the job demands and the work situation, while at the same time, allow the Company to observe firsthand whether Executive will be able to meet the job specifications and demands.

6.                       Compensation of Executive. As compensation for the services provided by Executive under this Paragraph, the Company shall pay Executive an annual salary of Eighty Five Thousand Dollars ($85,000.00) to be paid in accordance with the Company's usual payroll procedures. In addition to the above base compensation, Executive may be eligible to receive an annual bonus determined by the Board of Directors based on the performance of the Company.

7.                       Stock Option Grant. The Company hereby agrees to grant the Execute an incentive stock option (the “Option”), effective as at the date of this Agreement, to acquire up to 200,000 shares of the Company’s common stock with a per share exercise price equal to the closing market price of the Company’s stock the day before the date of grant of the Option. The terms of the Option are set out in the Stock Option Agreement in the form attached hereto as Schedule A, and are subject to the provisions of the Company’s 2007 Stock Option Plan, as may be amended from time to time. Any inconsistencies among this Agreement, the Stock Option Agreement and the 2007 Stock Option Plan shall be governed by the provisions of the 2007 Stock Option Plan.

8.                       Benefits. Executive shall also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

9.                       Vacation, Sick Leave and Holidays. Executive shall be entitled to four weeks of paid vacation in accordance with Company policies established and in effect from time to time, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Executive shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

10.                     Business Expenses and Indemnity. The Company shall promptly reimburse Executive for all reasonable out-of-pocket business expenses incurred in performing Executive’s duties and responsibilities hereunder in accordance with the Company's policies, provided

Executive promptly furnishes to the Company adequate records of such expenses. Company agrees to indemnify and hold Executive harmless from any liability, damage, or claim, including reasonable attorneys’ fees incurred by Executive related to the Company or its activities, provided that Company shall not be liable for any action for Executive’s gross negligence or willful neglect.

11.                     Location of Executive's Activities. Executive’s principal place of business in the performance of his duties and obligations under this Agreement shall be in the Houston metropolitan area. Notwithstanding the preceding sentence, Executive will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

12.                     Confidentiality. Executive recognizes that the Company has and will have business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively "Confidential Information") that are valuable assets of the Company. Executive agrees that he shall not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the Company’s Board of Directors. Executive will protect the Confidential Information and treat it as strictly confidential. The Executive acknowledges that any violation of this section will cause the Company immediate and irreparable harm and that the damages which the Company will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this section, the Company shall be entitled to the issuance of a restraining order, preliminary and permanent injunction, without bond, restraining or enjoining such violation by the Executive or any entity or person acting in concert with the Executive. Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to the Company.

13.                     Termination. Notwithstanding any other provisions hereof to the contrary, and except as provided in Section 5, Executive’s employment hereunder shall terminate under the following circumstances:

(a)

Voluntary Termination by Executive. Executive shall have the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term upon three months’ prior written notice.

(b)

Voluntary Termination by Company. The Company shall have the right to voluntarily terminate this Agreement and Executive’s employment hereunder at any time during the Employment Term upon three months’ prior written notice, or with three months pay in lieu of such notice.

(c)

Termination for Cause. The Company shall have the right to terminate this Agreement and Executive’s employment hereunder at any time for cause. As used in this Agreement, "cause" shall mean refusal by Executive to implement or adhere to lawful policies or directives of the Company’s Board of Directors or President and Chief Executive Officer, breach of this Agreement, Executive’s conviction of a felony, other conduct of a criminal nature that may have a material adverse impact on the Company's reputation, breach of fiduciary duty or the criminal misappropriation by Executive of funds from or resources of the Company. Cause shall not be deemed to exist unless the Company shall have first given Executive a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause" and thirty (30) days after such notice such conduct has, or such circumstances have, as the case may be, not entirely ceased and not been entirely remedied.

(d)

Termination Upon Death or for Disability. This Agreement and Executive’s employment hereunder, shall automatically terminate upon Executive’s death or upon written notice to Executive and certification of Executive’s disability by a qualified physician or a panel of qualified physicians if Executive becomes disabled beyond a period of twelve (12) months and is unable to perform the duties contained in this Agreement.

(e)

Effect of Termination. In the event that this Agreement and Executive’s employment is terminated for cause pursuant to paragraph (c) of this Section 13, all obligations of the Company and all duties, responsibilities and obligations of Executive under this Agreement shall cease upon the effective date of such termination. Upon such termination, Executive shall be entitled to receive only the compensation, benefits, and reimbursement earned by or accrued to Executive under the terms of this Agreement prior to the date of termination, but shall not be entitled to any further compensation, benefits, or reimbursement after such date. In the event the Executive or the Company voluntarily terminates this Agreement pursuant to Sections 13(a) or 13(b), or in the event of the termination of this Agreement upon death or disability of Executive pursuant to Section 13(d), Executive shall be entitled to all compensation pursuant to Section 6 for the period through the effective termination date, provided that in the case of death or disability, payment may be made to the Executive’s appointed trustee. Other than as set forth above, Executive shall not be entitled to any further compensation, benefits, or reimbursement after the date of his termination. In the event of a merger, consolidation, sale, or change of control, the Company's rights hereunder shall be assigned to the surviving or resulting company, which company shall then honor this Agreement with Executive.

14.                     Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any applicable conflicts of law provisions.

15.                     Business Opportunities. During the Employment Term, Executive agrees to bring to the attention of the Company’s Board of Directors all written business proposals that come to Executive’s attention and all business or investment opportunities of whatever nature that are created or devised by Executive and that relate to areas in which the Company conducts business and might reasonably be expected to be of benefit or interest to the Company or any of its subsidiaries.

15.                     Executive’s Representations and Warranties. Executive hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede Executive from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. Executive hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by Executive in this Section 15.

16.                     Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

Company:	Executive:

Arkanova Energy Corporation	Reginald Denny
21 Waterway Avenue, Suite 300	257 Willow Ridge Road
The Woodlands, Texas 77380	Fort Worth, Texas 76103

17.                     Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties. This Agreement is for the unique personal services of Executive and is not assignable or delegable, in whole or in part, by Executive. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts. This Agreement may be executed by fax or other form of electronic transmission and will be effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WITNESSED BY:	)
)
/s/ Signed	)
Name	)
)
Address	)	/s/ Reginald Denny
	)	REGINALD DENNY
)
)
Occupation	)

ARKANOVA ENERGY CORPORATION

By:    /s/ Pierre Mulacek
         Pierre Mulacek, President

SCHEDULE A
STOCK OPTION AGREEMENT

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

STOCK OPTION AND SUBSCRIPTION AGREEMENT
For U.S. Persons

This AGREEMENT is entered into as of the ____ day of October, 2007 (the "Date of Grant"). BETWEEN:

ARKANOVA ENERGY CORPORATION., with an office at 21
Waterway Avenue, Suite 300, The Woodlands, Texas 77380
(the "Company")

AND:

REGINALD DENNY, a person with a business address at 257
Willow Ridge Road, Fort Worth, Texas 76103 (the "Optionee")

WHEREAS:

A.                       The Company's board of directors (the "Board") has approved a Stock Option Plan (the "Plan"), whereby the Board is authorized to grant stock options to purchase common shares of the Company pursuant to the Plan to the directors, officers, employees, management company employees and consultants of the Company;

B.                       The Optionee has entered into an Executive Employment Agreement dated October ___, 2007 (the "Employment Agreement") with the Company, pursuant to which the Optionee will provide the services as the Chief Financial Officer (the "Services"); and

C.                       The Company seeks to grant stock options to purchase a total of TWO HUNDRED THOUSAND (200,000) shares of Common Stock to the Optionee as an incentive for the provision of the Services.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto agree as follows:

1.1                       In this Agreement, the following terms shall have the following meanings:

(a)	"Common Stock" means the shares of common stock of the Company;

(b)	"Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(c)	"Exercise Price" means $_____;

(d)	"Expiry Date" means October ____, 2012;

(e)

"Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Appendix "A" hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(f)

"Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 1.2 of this Agreement;

(g)	"Optioned Shares" means the shares of Common Stock, subject to the Options;

(h)	"Securities" means, collectively, the Options and the Optioned Shares;

(i)	"Shareholders" means holders of record of the shares of Common Stock;

(j)	"U.S. Person" shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and

(k)	"Vested Options" means the Options that have vested in accordance with Section 1.3 of this Agreement.

1.2                       The Company hereby grants to the Optionee, on the terms and conditions set out in this Agreement and in the Plan, Options to purchase a total of TWO HUNDRED THOUSAND (200,000) Optioned Shares at the Exercise Price.

1.3                       The TWO HUNDRED THOUSAND (200,000) Options shall vest in accordance with the following schedule:

(a)	SIXTY SIX THOUSAND SIX HUNDRED AND SIXTY SIX (66,666) Options shall vest on the Date of Grant,

(b)	SIXTY SIX THOUSAND SIX HUNDRED AND SIXTY SEVEN (66,667) Options shall vest on the first anniversary of the Date of Grant, and

(c)	SIXTY SIX THOUSAND SIX HUNDRED AND SIXTY SEVEN (66,667) Options shall vest on the second anniversary of the Date of Grant.

1.4                       The Options shall, at 5:00 p.m. (Houston time) on the Expiry Date, expire and be of no further force or effect whatsoever.

1.5                       Vested Options shall terminate, to the extent not previously exercised, in accordance with Section 5(g) of the Plan. Each unvested Option granted pursuant hereto shall terminate immediately upon termination of or resignation from the Optionee's employment or contractual relationship with the Company for any reason whatsoever.

1.6                       Subject to the provisions of this Agreement and the Plan and subject to compliance with any applicable securities laws, the Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that if the Optionee is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock, the Optionee shall be precluded from selling, transferring or otherwise disposing of any Common Stock underlying any Options during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Options are purchased, the remainder may be purchased at any subsequent time prior to the Expiry Date. Only whole shares may be issued pursuant to the exercise of any Options, and to the extent that any Options covers less than one (1) share, it is unexercisable.

Each exercise of the Options shall be by means of delivery of a Notice of Exercise (which may be in the form attached hereto as Appendix A) to the President of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of the Options may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(a)

by delivering a properly executed Notice of Exercise together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the Common Stock and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(b)	by complying with any other payment mechanism approved by the Board at the time of exercise.

It is a condition precedent to the issuance of Optioned Shares that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with applicable laws.

1.7                       Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

1.8                       Reference is made to the Plan and the Employment Agreement for particulars of the rights and obligations of the Optionee and the Company in respect of:

(a)	the terms and conditions on which the Options are granted; and

(b)	a consolidation or subdivision of the Company's share capital or an amalgamation or merger;

all to the same effect as if the provisions of the Plan were set out in this Agreement and to all of which the Optionee assents.

1.9                       The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies among this Agreement, the Employment Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan.

2.                         Documents Required from Optionee

2.1                       The Optionee must complete, sign and return an executed copy of this Agreement to the Company.

2.2                       The Optionee shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.

3.                         Acknowledgements of the Optionee

3.1                       The Optionee acknowledges and agrees that:

(a)	the Optionee is an executive officer of the Company;

(b)

the Securities have not been registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(c)

the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(d)

the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company available on the website of the United States Securities and Exchange Commission (the "SEC") available at www.sec.gov (the "Company Information");

(e)

the Company is entitled to rely on the representations and warranties and the statements and answers of the Optionee contained in this Agreement, and the Optionee will hold harmless the Company from any loss or damage it may suffer as a result of the Optionee's failure to correctly complete this Agreement;

(f)

the Optionee has been advised to consult its own legal, tax and other advisors with respect to the merits and risks regarding the exercise of the Options and the issuance of the Optioned Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is in any way responsible) for compliance with applicable resale restrictions;

(g)

the Securities are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board;

(h)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(i)	no documents in connection with this Agreement have been reviewed by the SEC or any state securities administrators;

(j)	there is no government or other insurance covering any of the Securities; and

(k)	this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.

4.                         Representations, Warranties and Covenants of the Optionee

4.1                     The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Optionee is an executive officer of the Company;

(b)	the Optionee is a U.S. Person;

(c)	the Optionee has received and carefully read this Agreement;

(d)

the Optionee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Optionee is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Optionee;

(e)

the Optionee (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(f)	all information contained in this Agreement is complete and accurate and may be relied upon by the Company;

(g)

the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Optionee is providing evidence of such knowledge and experience in these matters through the information requested in this Agreement;

(h)

the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(i)	the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(j)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Optionee, or of any agreement, written or oral, to which the Optionee may be a party or by which the Optionee is or may be bound;

(k)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee;

(l)

the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Optionee is providing evidence of such knowledge and experience in these matters through the information requested in this Agreement;

(m)

the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(n)

the Optionee is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Optionee has not subdivided his interest in the Securities with any other person;

(o)

the Optionee is not an underwriter of, or dealer in, the shares of the Company's common stock, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(p)

the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee's decision to acquire the Securities;

(q)

if the Optionee is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the Optionee has sole investment discretion with respect to each such account, and the Optionee has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(r)

the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(s)	no person has made to the Optionee any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board; and

(t)

In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of this Agreement includes any person in the United States.

5.                         Acknowledgement and Waiver

5.1                       The Optionee has acknowledged that the decision to enter into this Agreement was solely made on the basis of publicly available information contained in the Company Information. The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

6.                         Legending of Subject Securities

6.1                       The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

6.2                       The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

7.                         Costs

7.1                       The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

8.                         Governing Law

8.1                       This Agreement is exclusively governed by the laws of the State of Texas and the federal laws of the United States applicable therein. The Optionee irrevocably and exclusively attorns to the jurisdiction of the courts of the State of Texas.

9.                         Survival

9.1                       This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the exercise of the Options and the corresponding acquisition of the shares underlying the Options by the Optionee pursuant hereto.

10.                       Assignment

10.1                     This Agreement is not transferable or assignable.

11.                       Counterparts and Electronic Means

11.1                     This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

12.                       Currency

12.1                     Unless explicitly stated otherwise, all funds in this Agreement are stated in United States dollars.

13.                       Severability

13.1                     The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

14.                       Entire Agreement

14.1                     Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement supersedes all prior and contemporaneous oral and written statements and representations and contains the entire agreement between the parties with respect to the Securities.

15.                       Effectiveness

15.1                     This Agreement shall be deemed to be effective following the delivery by the Optionee to the Company of two fully executed copies of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

ARKANOVA ENERGY CORPORATION

By:    _______________________________________
            Authorized Signatory

WITNESSED BY:	)
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Name	)
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Address	)
	)	REGINALD DENNY
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Occupation	)

APPENDIX A

TO:	Arkanova Energy Corporation
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380

Notice of Exercise

This Notice of Exercise shall constitute proper notice pursuant to Section 1.6 of the Stock Option and Subscription Agreement dated as of October ____, 2007 (the "Agreement"), between the Company and the undersigned. The undersigned hereby elects to exercise Optionee's option to purchase ____________________ shares of the common stock of the Company at a price of $____ per share, for aggregate consideration of $____________ , on the terms and conditions set forth in the Agreement. Such aggregate consideration, in the form specified in Section 1.6 of the Agreement, accompanies this notice.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ____________________________________, the _______ day of______________, _______.

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

(City, State, and Zip Code of Optionee)

(Fax Number)